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                                                                   EXHIBIT 5.1
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                             Venture Law Group,
                         A Professional Corporation
                             2800 Sand Hill Road
                            Menlo Park, CA 94025
                             Tel: (650) 854-4488
                             Fax: (650) 854-1121


                                May 11, 2000
Phone.com, Inc.
800 Chesapeake Drive
Redwood City, California 94063

     Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration
                                                                   ------------
Statement") filed by you with the Securities and Exchange Commission (the
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"Commission") on May 11, 2000 in connection with the registration under the
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Securities Act of 1933, as amended, of a total of 2,000,000 shares of your
Common Stock (the "Shares") reserved for issuance under the 2000 Non-Executive
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Stock Option Plan.  As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                        Very truly yours,

                                        VENTURE LAW GROUP
                                        A Professional Corporation

                                        /s/ Venture Law Group